UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): May 24, 2005


                     PERFORMANCE TECHNOLOGIES, INCORPORATED
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


      0-27460                                                  16-1158413
(Commission File Number)                                     (I.R.S. Employer
                                                          Identification No.)


205 Indigo Creek Drive, Rochester, New York                       14626
(Address of principal executive offices)                       (Zip Code)


                                 (585) 256-0200
                (Registrant's telephone number, including area code)


                                (Not Applicable)
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On May 20, 2005, the Compensation Committee of the Board of Directors of Performance Technologies, Incorporated, finalized performance goals related to target bonuses and executive stock option grants for fiscal year 2005.

The target annual bonus for the CEO, CFO and officers ranges from 0% to 50% of the individual's salary. The bonus amount will be determined on a formula basis tied directly to a target earnings per share range for the full operating year of 2005.

The Compensation Committee has also awarded non-qualified stock options to the following executives:

Dorrance W. Lamb           12,000 shares
John J. Peters             12,000 shares
John J. Grana              12,000 shares
William E. Mahuson          6,000 shares

The stock option grants were issued under the Performance Technologies 2001 Stock Option Plan with a term of eight years and vesting rate of 25% per year over the first four years. The exercise price was equal to the closing market price on the date of grant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                PERFORMANCE TECHNOLOGIES, INCORPORATED


May 24, 2005                       By:/s/   Donald L. Turrell
                                   ---------------------------
                                            Donald L. Turrell
                                            President and
                                            Chief Executive Officer


May 24, 2005                       By:/s/   Dorrance W. Lamb
                                   -----------------------------
                                            Dorrance W. Lamb
                                            Chief Financial Officer and
                                            Vice President of Finance